UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2026

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 14, 2026, Parker-Hannifin Corporation (“Parker” or the “Company”) completed (i) its previously announced registered offering of $2.4 billion in aggregate principal amount of senior notes (the “U.S. Notes Offering”) and (ii) its previously announced registered offering of €2.025 billion in aggregate principal amount of senior notes (the “Euro Notes Offering” and, together with the U.S. Notes Offering, the “Offerings”). The U.S. Notes Offering included four tranches, consisting of $525 million aggregate principal amount of senior notes due 2028 (the “2028 U.S. Notes”), $500 million aggregate principal amount of senior notes due 2029 (the “2029 U.S. Notes”), $750 million aggregate principal amount of senior notes due 2031 (the “2031 U.S. Notes”) and $625 million aggregate principal amount of senior notes due 2033 (the “2033 U.S. Notes” and, together with the 2028 U.S. Notes, the 2029 U.S. Notes and the 2031 U.S. Notes, the “U.S. Notes”). The Euro Notes Offering included three tranches, consisting of €700 million aggregate principal amount of senior notes due 2030 (the “2030 Euro Notes”), €800 million aggregate principal amount of senior notes due 2032 (the “2032 Euro Notes”) and €525 million aggregate principal amount of senior notes due 2036 (the “2036 Euro Notes” and, together with the 2030 Euro Notes and the 2032 Euro Notes, the “Euro Notes”). The U.S. Notes and the Euro Notes are collectively referred to as the “Notes.” The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (Registration No. 333-298527) (the “Registration Statement”).

The Company intends to use the net proceeds from the Offerings, together with cash on hand, to repay the borrowings under the 364-Day Term Loan Agreement, dated December 10, 2025, among the Company, Barclays Bank PLC and various financial institutions named therein as lenders, incurred in connection with the acquisition of Filtration Group Corporation.

The Notes are subject to customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness and certain events of bankruptcy, insolvency or reorganization. If the Company experiences certain kinds of changes of control, it will be required to offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.

The Notes will be senior unsecured obligations of the Company and rank equally in right of payment with all of its other senior unsecured debt and senior in right of payment to all of its subordinated debt, and are effectively subordinated to any of the Company’s secured debt to the extent of the value of collateral securing such debt.

Certain of the underwriters of the Notes and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, including acting as lenders under the Company’s revolving credit facility. These underwriters or their respective affiliates have received, or may in the future receive, customary fees and commissions or other payments for these transactions.

U.S. Notes

The U.S. Notes were issued pursuant to an Indenture, dated as of September 5, 2023 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the Officer’s Certificate relating to the 2028 U.S. Notes (the “2028 U.S. Notes Certificate”), the Officer’s Certificate relating to the 2029 U.S. Notes (the “2029 U.S. Notes Certificate”), the Officer’s Certificate relating to the 2031 U.S. Notes (the “2031 U.S. Notes Certificate”) and the Officer’s Certificate relating to the 2033 U.S. Notes (together with the 2028 U.S. Notes Certificate, 2029 U.S. Notes Certificate and 2031 U.S. Notes Certificate, the “U.S. Officer’s Certificates”), each dated September 14, 2026.

The 2028 U.S. Notes will bear interest at a rate of 4.750% per annum. Interest on the 2028 U.S. Notes will be paid semi-annually on March 14 and September 14 of each year, commencing March 14, 2027. The 2029 U.S. Notes will bear interest at a rate of 4.875% per annum. Interest on the 2029 U.S. Notes will be paid semi-annually on March 14 and September 14 of each year, commencing March 14, 2027. The 2031 U.S. Notes will bear interest at a rate of 5.125% per annum. Interest on the 2031 U.S. Notes will be paid semi-annually on March 19 and September 19 of each year, commencing March 19, 2027. The 2033 U.S. Notes will bear interest at a rate of 5.300% per annum. Interest on the 2033 U.S. Notes will be paid semi-annually on March 16 and September 16 of each year, commencing March 16, 2027.

Prior to September 14, 2028 for the 2028 U.S. Notes, August 14, 2029 for the 2029 U.S. Notes, August 19, 2031 for the 2031 U.S. Notes, and July 16, 2033 for the 2033 U.S. Notes, the Company may redeem some or all of the U.S. Notes at the redemption prices described in the prospectus supplement. On or after such dates, as applicable, the Company may redeem some or all of the 2029 U.S. Notes, 2031 U.S. Notes and 2033 U.S. Notes at a redemption price equal to 100% of the principal amount of such notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

Copies of the U.S. Officer’s Certificates are filed as Exhibits 4.1, 4.3, 4.5 and 4.7, and the forms of each of the U.S. Notes are filed as Exhibits 4.2, 4.4, 4.6 and 4.8, and each is incorporated herein by reference. A prospectus supplement, dated September 8, 2026, relating to the offering and sale of the U.S. Notes was filed with the Securities and Exchange Commission on September 10, 2026. In addition, one of the underwriters is an affiliate of the Trustee (as defined below), and one of the underwriters is an affiliate of the paying agent for the Euro Notes.

Euro Notes

The Euro Notes were issued pursuant to the Indenture, as supplemented by the Officer’s Certificate relating to the 2030 Euro Notes (the “2030 Euro Notes Certificate”), the Officer’s Certificate relating to the 2032 Euro Notes (the “2032 Euro Notes Certificate”) and the Officer’s Certificate relating to the 2036 Euro Notes (together with the 2030 Euro Notes Certificate and 2032 Euro Notes Certificate, the “Euro Officer’s Certificates”), each dated September 14, 2026.

The 2030 Euro Notes will bear interest at a rate of 3.800% per annum. Interest on the 2030 Euro Notes will be paid annually on March 1 of each year, commencing March 1, 2027. The 2032 Euro Notes will bear interest at a rate of 4.040% per annum. Interest on the 2032 Euro Notes will be paid annually on March 3 of each year, commencing March 3, 2027. The 2036 Euro Notes will bear interest at a rate of 4.375% per annum. Interest on the 2036 Euro Notes will be paid annually on March 5 of each year, commencing March 5, 2027.

Prior to February 1, 2030 for the 2030 Euro Notes, January 3, 2032 for the 2032 Euro Notes, and December 5, 2035 for the 2036 Euro Notes, the Company may redeem some or all of the Euro Notes at the redemption prices described in the prospectus supplement. On or after such dates, as applicable, the Company may redeem some or all of the Euro Notes at a redemption price equal to 100% of the principal amount of the Euro Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Company will, subject to certain exceptions and limitations set forth herein, pay as additional interest on the Euro Notes such additional amounts as are necessary in order that the net payment by the Company or the paying agent of the principal of and interest on the Euro Notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Euro Notes to be then due and payable.

The Euro Notes are subject to redemption in whole at 100% of their principal amount, plus accrued and unpaid interest, if any, to, but not including the redemption date at the option of the Company if at any time certain changes affecting taxation in the United States occur and would cause the Company to become obligated to pay additional amounts with respect to the Euro Notes.

Copies of the Euro Officer’s Certificates are filed as Exhibits 4.9, 4.11 and 4.13, and copies of the forms of each of the Euro Notes are filed as Exhibits 4.10, 4.12 and 4.14, and each is incorporated herein by reference. A prospectus supplement, dated September 9, 2026, relating to the offering and sale of the Euro Notes was filed with the Securities and Exchange Commission on September 10, 2026.

In connection with the Offerings, the Company is filing the legal opinions relating to the Offerings as Exhibits 5.1 and 5.2 to this report, and this Current Report on Form 8-K and exhibits hereto are incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

4.1	Officer’s Certificate, relating to the 4.750% Senior Notes due 2028, dated September 14, 2026.

4.2	Form of 4.750% Global Note due 2028 (included in Exhibit 4.1).

4.3	Officer’s Certificate, relating to the 4.875% Senior Notes due 2029, dated September 14, 2026.

4.4	Form of 4.875% Global Note due 2029 (included in Exhibit 4.3).

4.5	Officer’s Certificate, relating to the 5.125% Senior Notes due 2031, dated September 14, 2026.

4.6	Form of 5.125% Global Note due 2031 (included in Exhibit 4.5).

4.7	Officer’s Certificate, relating to the 5.300% Senior Notes due 2033, dated September 14, 2026.

4.8	Form of 5.300% Global Note due 2033 (included in Exhibit 4.7).

4.9	Officer’s Certificate, relating to the 3.800% Senior Notes due 2030, dated September 14, 2026.

4.10	Form of 3.800% Global Note due 2030 (included in Exhibit 4.9).

4.11	Officer’s Certificate, relating to the 4.040% Senior Notes due 2032, dated September 14, 2026.

4.12	Form of 4.040% Global Note due 2032 (included in Exhibit 4.11).

4.13	Officer’s Certificate, relating to the 4.375% Senior Notes due 2036, dated September 14, 2026.

4.14	Form of 4.375% Global Note due 2036 (included in Exhibit 4.13).

5.1	Opinion of Jones Day.

5.2	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2	Consent of Jones Day (included in Exhibit 5.2).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

Date: September 14, 2026	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Executive Vice President, General Counsel and Secretary